As filed with the Securities and Exchange Commission on November __, 1996
                              Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                             -----------------------


                               E'TOWN CORPORATION
             (Exact name of registrant as specified in its charter)
   New Jersey                                       22-2596330
(State or other jurisdiction                       (I.R.S. Employer
of incorporation or organization)                   Identification No.)

                                600 SOUTH AVENUE
                        WESTFIELD, NEW JERSEY 07091-0788
                                  908-654-1234

   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             -----------------------


                                ANDREW M. CHAPMAN
                      Chief Financial Officer and Treasurer
                               E'town Corporation
                                600 South Avenue
                        Westfield, New Jersey 07091-0788
                                  908-654-1234
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             -----------------------


                                   Copies to:

                              DAVID P. FALCK, ESQ.
                       Winthrop, Stimson, Putnam & Roberts
                             One Battery Park Plaza
                          New York, New York 10004-1490


         Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

                             -----------------------


         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |X|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                             -----------------------

                                                             CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                    Proposed                  Proposed
           Title of each                                            maximum                   maximum
       class of securities               Amount to be            offering price              aggregate                 Amount of
         to be registered                 registered              per unit <F1>           offering price(1)         registration fee
------------------------------------------------------------------------------------------------------------------------------ -----
Common Stock, without
  par value <F2>..................      500,000 shares              $28.625                 $14,312,500                 $4,337
====================================================================================================================================

<F1>     Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933 based on the average of the reported high and low sales of the Common Stock reported on the New York Stock Exchange on November 18, 1996.
<F2>     The Registration  Statement also pertains to Rights to purchase 1/100th of one share of Common Stock of the Registrant (the "Rights"). Until the occurrence of certain prescribed events the Rights are not exercisable, are evidenced by the certificates for E'town Corporation Common Stock and will be transferred only with such securities.

                            -----------------------


         Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus filed as a part of this registration statement will be used as a combined prospectus in connection with the securities registered under this registration statement and the securities previously registered under registration statement No. 33-56013. At the date of filing hereof, 204 shares of Common Stock remain registered and unissued under registration statement No. 33-56013.


PROSPECTUS



                               E'TOWN CORPORATION

                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

                                  Common Stock
                               (Without Par Value)

                  --------------------------------------------


The Dividend Reinvestment and Stock Purchase Plan (the "Plan") provides a simple and convenient method for shareholders of E'town Corporation (the "Company") to purchase shares of Common Stock of the Company without payment of any brokerage commission or service charge.

The investment options offered under the Plan are either one or both of the following:

         Dividend Reinvestment - Reinvest dividends on all shares held or on less than all shares held and continue to receive cash dividends on other shares owned.

         Cash Payments - Invest by making optional cash payments at any time in an amount up to a total of $2,000 per calendar month (minimum $100 per payment).

The price per share purchased under the Plan will be an amount equal to 95% of the average of the high and low sale prices for the Company's Common Stock, as reported in the New York Stock Exchange Composite Transactions, for each of the five consecutive trading days ending with the Investment Date. The Company reserves the right to give notice at any time that, effective with a specified Investment Date following such notice, the price per share purchased under the Plan with reinvested dividends, optional cash payments or both will be an amount equal to 100% of the average of such reported high and low prices.

This Prospectus relates to 500,204 authorized and unissued shares of Common Stock of the Company for use under the Plan.


            This Prospectus should be retained for future reference.


                      ------------------------------------



    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
        AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR
          HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
              UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      ------------------------------------



                The date of this Prospectus is November 25, 1996

                              AVAILABLE INFORMATION

                  E'town Corporation ("E'town" or the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission, at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549; and at the regional offices of the Commission at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding reporting companies under the Exchange Act, including the Company, at http://www.sec.gov. The Common Stock of the Company is listed on the New York Stock Exchange. Reports, proxy statements and other information concerning the Company can also be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                  The Company has filed with the Commission a Registration Statement on Form S-3 with respect to the offering made hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. Copies of the Registration Statement and the exhibits thereto may be inspected without charge at offices of the Commission, and copies of all or any portion thereof may be obtained from the Commission upon payment of the prescribed fees.

                                 --------------

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

                  The  following   documents  filed  by  the  Company  with  the
Commission are incorporated by reference into this Prospectus and made a part hereof as of their respective dates:

                  1. The Company's Annual Report on Form 10-K for the year ended December 31, 1995.

                  2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996.

                  3. The description of the Company's common stock purchase rights contained in the Company's Registration Statement on Form 8-A, dated February 4, 1991.

                  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Such documents and the documents enumerated above are hereinafter referred to as "Incorporated Documents"; provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13, 14 or 15 of the Exchange Act in each year during which this offering is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Prospectus or be a part hereof from and after such filing of such Annual Report on Form 10-K. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                  The information relating to the Company and its subsidiaries does not purport to be comprehensive. Additional information concerning the business and affairs of the Company and its subsidiaries, including recent regulatory orders and pending regulatory proceedings, descriptions of certain regulations to which these companies are subject, and their capital requirements and resources, is contained in the Incorporated Documents.

                  The Company undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any document referred to above which has been incorporated in this Prospectus by reference other than exhibits to such document (unless such exhibits are specifically incorporated by reference into such document). Requests for such copies should be directed to: Andrew M. Chapman, Chief Financial Officer and Treasurer, E'town Corporation, 600 South Avenue, Westfield, New Jersey 07091-0788; Telephone: (908) 654-1234.

                  No person is authorized to give any information or make any representation not contained, or incorporated by reference, in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus is not an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

The following summary is qualified in its entirety by reference to the more detailed information and financial statements which appear elsewhere in this Prospectus or in the Incorporated Documents.

                                   THE COMPANY

         The  Company,  a New Jersey  corporation,  is a holding  company  whose principal  subsidiary,  Elizabethtown  Water  Company  ("Elizabethtown"),  is  a
regulated public utility providing water service in Central New Jersey. Elizabethtown and The Mount Holly Water Company ("Mount Holly"), a wholly owned subsidiary of Elizabethtown are engaged in the treatment and distribution of water for domestic, commercial, industrial and fire protection purposes and for resale to municipal systems and other investor-owned water companies. Throughout their central and southern New Jersey service areas, Elizabethtown and Mount Holly serve a retail franchise area with a population of approximately 570,000 and provide, on a wholesale basis, a portion of the water requirements of eight municipal entities and three investor-owned water utilities. Real estate parcels owned by E'town and another subsidiary, E'town Properties, Inc., totalling approximately 740 acres, are either held for sale or are in the process of being zoned and permitted with the intent of offering these properties for future sale. Through a majority-owned joint venture, Applied Watershed Management, L.L.C., E'town is pursuing non-regulated opportunities related to water and wastewater management primarily in New Jersey.


         The Company's executive offices are located at 600 South Avenue, Westfield, New Jersey 07091-0788. Its telephone number is (908) 654-1234.

                                    THE PLAN


Purpose

1.       What is the purpose of the Plan?

                  The purpose of the Plan is to provide Stockholders of record of the Common Stock of the Company with a convenient method of investing cash dividends and cash payments in shares of the Company's Common Stock without payment of any brokerage commission or service charge. Since such shares will be purchased from the Company, the Company will receive additional funds for its general corporate purposes, including investments in its subsidiaries.


Advantages

2.       What are the advantages of the Plan?

                  Stockholders who elect to participate in the Plan ("Participants") may (a) have cash dividends on some or all of the shares of Common Stock registered in their names automatically reinvested in new issue shares of Common Stock each quarter, and/or (b) make cash payments up to $2,000 per calendar month (minimum $100 per payment) to purchase additional shares of Common Stock. Dividends on shares purchased under the Plan with cash payments or reinvested dividends will automatically be reinvested in additional stock.

                  Participants can purchase stock at 95% of the prevailing market price, subject to the Company's right to give notice of its determination to change such price per share to 100% of the prevailing market price for the Company's Common Stock. (See Question 13). No commission or service charge is paid by Participants in connection with purchases under the Plan. Full investment of funds is possible because the Plan permits fractions of shares, as well as full shares, to be credited to Participants' accounts ("Accounts"). In addition, dividends with respect to such fractions, as well as with respect to full shares, will be credited to Participants' Accounts and reinvested in new shares of Common Stock under the Plan. Since certificates are not issued for shares under the Plan, Participants avoid the cumbersome safekeeping of certificates for shares credited to their Accounts under the Plan. Regular statements of accounts will provide simplified record keeping for Participants.


Participation

3.       Who is eligible to participate?

                  All holders of record of at least 20 shares of Common Stock ("Stockholders") are eligible to participate in the Plan. In order to be eligible to participate in the Plan, beneficial owners of shares of the Company's Common Stock whose shares are registered in names other than their own must become registered Stockholders by having their shares transferred into their names. In addition, to remain eligible to participate in the Plan, a Participant must continue to be the record holder of at least 20 shares of Common Stock. If at any time a Participant holds less than 20 shares of Common Stock as holder of record, then the Company will stop reinvesting dividends and will not accept any optional cash payments on such Participant's shares under the Plan unless and until such time as such Participant once again becomes eligible to participate and elects to do so by completing and returning the required Enrollment Form. (See Question 4).

                  In addition, the Company may give notice that, effective with a future date to be specified and on such terms and conditions as may be specified in such notice, up to two members at least 18 years of age of a household served by Elizabethtown or Mount Holly may become Participants in the Plan. Such eligible individuals are referred to as "Customers" for the remainder of this document. (For the sake of convenience, the Plan is drafted as if Customers are eligible to participate currently.)

                  The Company reserves the right, in its sole judgment and discretion, to exclude any Participant from participation in the Plan upon giving notice of such exclusion by registered or certified mail sent to such Participant's address as reflected on the Company's records. The Company further reserves the right to limit the number of Participants having the same or similar addresses (as shown on the Enrollment Form) to no more than four. In addition, if it appears to the Company that any present or prospective Participant is using or contemplating the use of the Plan in a manner or with an effect that, in the sole judgment and discretion of the Company, is not in the best interests of the Company or its other shareholders, then the Company may decline to issue all or any portion of the shares of Common Stock for which any optional cash payment by or on behalf of such Participant is tendered. Such optional cash payment (or the portion thereof not to be invested in shares of Common Stock) will be returned by the Company as promptly as practicable, without interest.

                  The Company may at any time require proof of identity or residence of, or affiliation among, potential participants in the Plan.


4.       How does an eligible person participate?

                  Stockholders and Customers may join the Plan by filling out the Enrollment Form and returning it to The Bank of New York, as agent under the Plan ("Agent"). An Enrollment Form may be obtained at any time upon request. (See Question 9).

                  Some Stockholders may have shares registered in more than one name (for example, some shares registered in the name of "John Smith" and others registered in the name of "John and Mary Smith"). In such situations, but subject to the Company's reservations of rights as set forth under Question 3, the Stockholder will receive an Enrollment Form for each registration. If this occurs, the Stockholder has the choice of signing and returning any of the Enrollment Forms, but dividends will be reinvested only for those shares for which Enrollment Forms are signed and returned.


5.       When may an eligible person join the Plan?

                  An eligible person may join in the Plan at any time by sending a signed Enrollment Form to the Agent.

                  For dividends to be reinvested in additional shares of Common Stock, the Agent must receive the Enrollment Form on or prior to the record date for a cash dividend payment. If the Enrollment Form is received by the Agent after such record date, reinvestment of dividends will not begin until the dividend payment date following the next record date. The record date will generally precede the dividend payment date by 15 days. Dividend payment dates are expected to be the last business day of March, June, and September, and a day during the third week of December. (See Question 12).

                  For cash payments to be reinvested in additional shares of Common Stock, the Agent must receive the Enrollment Form and, after the Participant has enrolled in the Plan, any cash payments, at least five business days before the Investment Date. For any month when a dividend is paid, the

Investment Date and Dividend payment date are the same. For other months, the Investment Date is the last business day of the month. (See Questions 12 and 14). No interest is paid on cash payments received by the Agent prior to an Investment Date.

                  Customers will be eligible to join the Plan only if the Company gives the notice described under Question 3.

6.       What does the Enrollment Form provide?

                  First, the Participant provides necessary identifying information such as name, address and Taxpayer Identification Number or social security number, and also signs the form. If the Participant is a Customer, he must also provide his customer account number.

                  Second, the Participant elects his/her investment option by checking one or both of the following options:

                  a) By checking the box marked "Dividend Reinvestment", the Participant elects to have the Agent reinvest dividends paid on some or all of the Participant's shares of Common Stock in additional shares of Common Stock. The Participant should fill in the accompanying blank to specify the number of shares for which dividends will be reinvested. (If the blank is not filled in, dividends on all shares owned will be reinvested.)

                  b) By checking the box marked "Cash Payment" and enclosing a check or money order payable to The Bank of New York, the Participant elects to purchase shares of Common Stock.

                  Shares purchased using either the "Dividend Reinvestment" or "Cash Payment" option will be deposited into the Participant's Plan Account and dividends on such shares will be automatically reinvested.

7. May a Participant change investment options after becoming a Participant?

                  Yes. A Participant may change his or her investment option by signing a new Enrollment Form and returning it to the Agent. The change in participation will become effective in the same manner as an initial enrollment in the Plan as provided under Question 5. If a Participant elects to participate through the reinvestment of dividends but later decides to reduce the number of shares on which dividends are being reinvested or to participate through the cash payment feature only, the Enrollment Form indicating such change of options must be received by the Agent on or prior to the record date for a dividend payment in order to stop the unwanted reinvestment of dividends payable on the following dividend payment date.

It should be remembered that even if the Participant is enrolled only in the optional cash payment feature, the Agent will reinvest all dividends of shares credited to the Participant's Plan Account.

8. May a Participant transfer shares from an existing Participant Account (an "Existing Account") to another Account?

                  Yes. Subject to the Company's reservation of rights as set forth under Question 3, a Participant may effect "book-to-book" transfers, which involve transferring shares from an Existing Account in the Plan to another Existing Account or to a new Participant Account (a "New Account") by following these steps:

         o Call The Bank of New York's toll-free telephone number, 1-800-524-4458, and request a Stock/Bond Power Form and, if a New Account is to be opened, a Plan Prospectus and an Enrollment Form.

         o If a New Account is be opened, have the new Participant(s) complete the Enrollment Form with the following information:

                  - complete name(s) in which the New Account is to be registered
                  -        address (including zip code)
                  -        taxpayer identification number

         o Complete the Stock/Bond Power Form indicating the number of shares (full and/or fractional) which should be transferred to the other Existing Account or to the New Account. All Participants transferring shares from an Existing Account must sign the request and their signatures must be guaranteed by a bank, broker or financial institution that is a member of the Signature Guarantee Medallion Program.

         o Send the completed Stock/Bond Power Form, and, if applicable, the completed Enrollment Form to The Bank of New York at:

                                    The Bank of New York
                                    Dividend Reinvestment Department
                                    P.O. Box 1958
                                    Newark, NJ  07101-9774


9.       Where should correspondence regarding the Plan be directed to?

                  All requests for termination of participation, sales, optional cash payments or change of address should be directed to:

                                    The Bank of New York
                                    Dividend Reinvestment Department
                                    P.O. Box 1958
                                    Newark, NJ  07101-9774

                  All correspondence regarding the Plan should be addressed to the Agent at the following address:

                                    The Bank of New York
                                    Shareholder Services Department
                                    P.O. Box 11258
                                    New York, NY 10277-0758
                                    Telephone: (800) 524-4458

Please utilize the tear-off stub portion of your statement when requesting termination of participation, sales, optional cash payments or change of address. The Telephone Response Center of the Agent is available Monday through Friday, 8 A.M. to 6 P.M. Eastern Time. When calling, please identify yourself as a holder of E'town Corporation Common Stock and please provide your name as it appears on your stock certificate or Plan statement, as well as your tax identification number.


Costs

10. Are there any expenses to Participants in connection with purchases under the Plan?

                  No. There are no brokerage fees in connection with purchases of shares under the Plan because shares are purchased from the Company. All costs of administration of the Plan are to be paid by the Company. Certain charges as described under Questions 22 and 23 will be incurred by the Participant in the event his or her shares are sold upon request to the Agent.


Purchase

11.      How many shares of Common Stock will be purchased for Participants?

                  The number of shares to be purchased depends on the amount of the Participant's dividends being reinvested, the amount of cash payments and the applicable purchase price per share of Common Stock. Each Participant's Account will be credited with the number of shares, including fractions computed to four decimal places, equal to the total amount to be invested divided by the applicable purchase price per share.

12.      When will the shares of Common Stock be purchased under the Plan?

                  Shares of Common Stock will be purchased under the Plan on the following dates (each an "Investment Date"). Dividends will be invested as of the dividend payment date (dividend payment dates are expected to be the last day of March, June, September and a day during the third week of December). Optional cash payments will be invested as of each Common Stock dividend payment date and as of the last business day of each month in which there is not a Common Stock dividend payment date.

13. What will be the price of shares of Common Stock purchased under the Plan?

                  The price per share purchased under the Plan will be an amount equal to 95% of the average of the high and low sale prices for the Company's Common Stock, as reported in the New York Stock Exchange Composite Transactions, for each of the five consecutive trading days ending with the Investment Date. The Company reserves the right to give notice at any time that, effective with a specified Investment Date following such notice, the price per share purchased under the Plan with reinvested dividends, optional cash payments or both will be an amount equal to 100% of the average of such reported high and low Common Stock prices.


Optional Cash Payments

14.      How does the optional cash payment option work?

                  Each Participant in the Plan may invest in additional shares of Common Stock by making optional cash payments at any time. There is no
obligation   to  make  any  cash  payment.   The  amount  of  each cash payment
must be at least $100, and the total cash payments invested may not exceed $2,000 per calendar month. Cash payments will be invested once each month.
(See Question 12).

                  Optional cash payments by Customers may not be submitted with payments of their utility bills.

                  When enrolling in the Plan, cash payments may be made by enclosing a check or money order (payable in United States dollars to The Bank of New York) with the Enrollment Form sent to the Agent. Thereafter, cash payments may be made by sending a check or money order to the Agent along with the stub attached to the quarterly statement of account which will be sent to each Participant by the Agent. The Agent will return any second or third party checks endorsed by you to the Company or to The Bank of New York. Also, foreign checks not drawn on a United States bank and not payable in United States dollars will be returned to the Participant.

                  Cash payments must be received by the Agent not later than the fifth business day before the optional cash payment Investment Date for each month. (See Question 12). Cash payments not received in time are held in anticipation of the next Investment Date. No interest will be paid by the Company or the Agent on funds pending their investment in Common Stock.

                  A Participant may, without withdrawing from the Plan, receive the return of any optional cash payment upon written request received by the Agent not later than the fifth business day prior to the Investment Date.

Reports to Participants

15.      What kind of reports will be sent to Participants in the Plan?

                  Each participant in the Plan will receive a quarterly statement. Each statement will show the number of shares of Common Stock distributed to the Participant and deposited in the Participant's Plan Account during the quarter, the date of each distribution and the fair market value of the shares on the date distributed. These statements are a Participant's continuing record of the cost of his purchases and should be retained for income tax purposes. In addition, each Participant will receive a copy of each Prospectus prepared for the Plan and copies of the same communications sent to all holders of Common Stock, including Quarterly Reports to Stockholders, the Annual Report, the Notice of Annual Meeting of Stockholders and Proxy Statement, and IRS information for reporting dividends paid.


Dividends

16.      How will dividends be paid on shares held in Plan Accounts?

                  Dividends on whole shares, and any fraction of a share, held for the Participant's Account under the Plan will be automatically reinvested in additional shares of the Company's Common Stock and credited to the Participant's Plan Account. If a Participant wishes to be paid cash dividends by check on any shares held for the Participant's Plan Account, the Participant must request that those shares be withdrawn from the Plan and that certificates for those shares be issued to him or her. (See Question 17).

Certificates for Shares

17. Will certificates be issued for shares of Common Stock purchased under the Plan?

                  Normally, certificates for shares of Common Stock purchased under the Plan will not be issued to Participants. The number of shares credited to an Account under the Plan will be shown on each statement of account mailed to the Participant. This convenience protects against loss, theft or destruction of certificates.

                  Certificates for any number of whole shares credited to an Account under the Plan will be issued upon the written request of such Participant, and the issuance of such certificates will not terminate the Participant's continuation of the Plan with respect to the remaining shares so long as such Participant continues to be the holder of record of at least 20 shares of Common Stock. Any such request should be mailed to the Agent. (See Question 9). Dividends on any full shares and fraction of a share remaining in the Participant's Plan Account will continue to be automatically reinvested in additional shares of Common Stock and credited to the Participant's Account.

                  Shares credited to the Account of a Participant's Plan Account may not be pledged as collateral. A Participant who wishes to pledge such shares must request that certificates for such shares be removed from the Plan and issued in his or her name.

                  An institution that is required by law to maintain physical possession of certificates should request the issuance of certificates for Common Stock purchased under the Plan after each dividend reinvestment has been completed. This request should be mailed to the Agent. (See Question 9).

                      Certificates for fractional shares will not be issued under any circumstances.


18. Does the Company or the Agent (i) provide safekeeping of certificates held by Stockholders or (ii) accept shares registered in a Participant's name for deposit to the Plan Account of such Participant?

                  No. Neither the Company nor the Agent provide safekeeping of Stockholders' certificates, nor will either of them accept certificates for shares registered in a Participant's name for cancellation and deposit in such Participant's Plan Account.

19.      In whose name will certificates be registered when issued?

                  Accounts for Stockholders participating in the Plan are maintained in the names in which such Stockholders' certificates were registered at the time they entered the Plan. Consequently, certificates for whole shares issued upon the request of such Stockholder Participants withdrawing shares from the Plan will be treated in a routine manner and similarly registered.

                  Accounts for Customers participating in the Plan are maintained based upon the identifying information provided by the Customer on the Enrollment Form when the Customer entered the Plan. Consequently, certificates for whole shares issued upon the request of such Customer Participants will be similarly registered.

Withdrawal

20.      When may a Participant withdraw from the Plan?

                  A Participant may stop all investment on an Investment Date if notice of withdrawal from the Plan is received by the Agent not later than five business days prior to the dividend payment date, in the case of reinvestment of dividends, or the next Investment Date, in the case of cash payments. Any dividend or cash payment investment which has been stopped by withdrawal from the Plan will be remitted by the Agent to the former Participant.

21.      How does a Participant withdraw from the Plan?

                  In order to withdraw from the Plan, a Participant must notify The Bank of New York, as Agent, that the Participant wishes to withdraw from the E'town Corporation Dividend Reinvestment and Stock Purchase Plan and give his or her Account number. (See Question 9). The tear-off stub attached to the bottom of your quarterly statement of account should be used for this purpose. This may be done by checking the appropriate box on the back of the stub, signing and returning the stub to the Agent.

22. How are shares distributed when a Participant withdraws from the Plan or the Plan is terminated?

                  When a Participant withdraws from the Plan or on termination of the Plan by the Company, certificates for whole shares credited to his or her Account under the Plan and a cash payment representing any fraction of a share will be mailed directly to the Participant. Any such cash payment will be based on a current market price of the Company's Common Stock.

                  Upon his or her withdrawal from the Plan, the Participant may also request that all of the shares, both whole and fractional, credited to his or her Account, be sold. If he or she requests such sale, the sale will be made for the Account of the Participant by the Agent at a market price within ten trading days after receipt of the request. The Participant will receive the proceeds of the sale less any applicable brokerage commission and transfer tax.

23. Can the Participant direct the Agent to sell a portion of his shares held in his Plan Account?

                  Yes. The Participant will receive the proceeds of the sale less any applicable brokerage commission and transfer tax.

24. If a Customer moves outside Elizabethtown's service territory or otherwise ceases to be a Customer, may this person continue to participate in the Plan?

                  Yes, so long as this person continuously maintains at least 20 shares registered in his or her name.

25. What are the federal income tax consequences of participation in the Plan?

                  Generally, any cash dividend which is reinvested under the Plan will be taxable as if it had been received by the Participant, even though the Participant does not actually receive it in cash but, instead, uses it to purchase shares under the Plan. In this manner, Participants are treated the same as Stockholders who are not Participants in the Plan.

                  In addition, the difference between the price of shares acquired through the reinvestment of dividends and the fair market value of those shares (for federal income tax purposes) will be treated as additional dividend income to the Participant. This means that both the amount of the dividend which is reinvested and the amount of the discount from fair market value at which the shares are acquired will be taxable to the participant at ordinary income rates in the year the shares are purchased. Likewise, the discount at which shares are acquired with cash payments will be taxable as additional dividend income.

                  A Participant's tax basis for shares acquired under the Plan with reinvested dividends will be equal to the amount paid for the shares (i.e., the amount of the reinvested dividend) plus the amount of the discount from fair market value included in the Participant's taxable income. The tax basis for shares acquired under the Plan with cash payments will be the amount of the cash payments plus the amount of the discount from fair market value which was taxable as a dividend.

                  A Participant will not realize any taxable income when he or she receives certificates for whole shares credited to his or her Account under the Plan either upon his or her request for certificates for certain of those shares or upon withdrawal from or termination of the Plan. However, a Participant who receives, upon withdrawal or termination of the Plan, a cash adjustment for a fractional share credited to his or her Account may realize a gain or loss. Gain or loss may also be realized by the Participant when whole shares are sold either by the Agent upon the Participant's request when he or she withdraws from the Plan or by the Participant himself or herself after withdrawal from the Plan. (See Question 22). The amount of such gain or loss will be the difference between the amount which the Participant receives for his or her shares or fractional share, and his or her tax basis therefor.

                  In the case of a Participant who is subject to "backup withholding," i.e. a Participant that has failed to provide the Agent with a valid taxpayer identification number, the Agent will withhold the amounts required to be withheld before the purchase of shares of Common Stock. The quarterly statements confirming purchases made for such Participants will indicate the net dividend payment reinvested.

                  The information set forth in this Question 25 is a summary only and does not purport to be complete. Each Plan Participant is advised to consult with his or her own tax advisor regarding specific questions. The statement of account sent to Participants should be retained for this purpose. In addition, there may be tax considerations under foreign, state and local law applicable to Participants.

26. What provision is made for foreign Stockholders subject to income tax withholding?

                  In the case of foreign Stockholders (non-resident aliens, foreign corporations and certain other foreign persons) who elect to have their dividends reinvested and whose dividends are subject to United States income tax withholding, the Company will withhold the amounts required to be withheld before the purchase of shares of Common Stock. The quarterly statements confirming purchases made for such foreign Participants will indicate the net dividend payment reinvested.

27. What happens when a Stockholder sells or transfers all or a portion of the shares registered in his name?

                  If a Participant disposes of all of the shares of Common Stock registered in the Participant's name, other than shares credited to his Plan Account, then, so long as the Participant continues to be eligible to participate in the Plan as described under Question 3 (including continuing to be a holder of record of at least 20 shares of Common Stock), the Agent will continue to reinvest the dividends on the shares credited to the Participant's Plan Account until the Participant notifies the Agent that he or she wishes to withdraw from the Plan. Prior to such withdrawal, cash payments may continue to be made by the Participant as long as there are shares credited to his or her Plan Account.

                  If a Participant who has only a portion of his or her dividends reinvested pursuant to the Plan disposes of shares of stock to the extent that he or she has registered in his or her name fewer shares than the number indicated on the Enrollment Form as the shares for which dividends are to be reinvested, the Agent will deem all remaining shares registered in the Participant's name as credited to his or her Plan Account and will reinvest dividends on all such shares. A Participant may change his or her investment options, however, in the manner specified under Question 7.

28. What happens if the Company has a rights offering, issues a stock dividend or declares a stock split?

                  A Participant's entitlement in a rights offering will be based upon total holdings: those shares of Common Stock registered in the Participant's name, if any, on the books of the Company and those credited to his or her Account under the Plan. Rights with respect to all shares will be mailed directly to the Participant. However, rights will be issued to the Participant for the number of whole shares only and rights based on a fraction of a share held in a Participant's Account will be sold and the net proceeds will be applied as a cash payment to purchase new issue shares of Common Stock under the Plan on the next Investment Date.

                  Stock dividends distributed on shares held by, and registered in the name of, a Participant on the books of the Company, as well as shares distributed on account of any split of such shares, will be mailed directly to the Participant. Additional shares resulting from stock dividends or stock splits on shares credited to a Participant's Account in the Plan will be credited to the Participant's Account.

29.      How will a Participant's shares be voted at meetings of Stockholders?

                  Whole shares credited to the Account of a Participant under the Plan will be added to the shares registered in the Participant's name, and the proxy on the combined total will be furnished to the Participant.
Fractional shares cannot be voted.

                  If no instructions are indicated on a properly signed and returned proxy card, all of the whole shares will be voted in accordance with the recommendations of the Company's management. If the proxy card is not returned or is returned unsigned, none of the Participant's shares will be voted unless the Participant, or the Participant's duly appointed representative, votes in person at the meeting.

30.      May the Plan be changed or discontinued?

                  The Company reserves the right at any time to terminate the Plan or to amend, modify, or suspend the Plan, including, without limitation, to change the price applicable to shares purchased by Participants under the Plan. (See Questions 3 and 13). All Participants will receive notice of any such amendment, modification, suspension or termination, which notice may be before or after the fact. Any uninvested funds held by the Agent at the time of any suspension or termination of the Plan will be remitted by the Agent to the Participants. The Agent reserves the right to resign at any time upon reasonable notice to the Company in writing and the Company may elect and appoint a new Agent, including itself or its nominee, at any time.

31.      What is the responsibility of the Company and the Agent under the Plan?

                  The Company and the Agent will not be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to purchase shares or terminate a Participant's Account upon such Participant's death prior to receipt of notice in writing of such death or with respect to any fluctuation in market value before or after purchase or sale of Common Stock.

         PARTICIPANTS SHOULD RECOGNIZE THAT NEITHER THE COMPANY NOR THE
AGENT CAN ASSURE THEM OF A PROFIT OR PROTECT THEM AGAINST A LOSS ON THE SHARES
                   OF COMMON STOCK PURCHASED UNDER THE PLAN.


                                 USE OF PROCEEDS

                  The Company has no basis for estimating the number of shares of Common Stock that will ultimately be purchased under the Plan or the prices at which such shares will be sold. The net proceeds realized by the Company from shares of Common Stock sold under the Plan will be added to the general funds of the Company and used for general corporate purposes, including investments in its subsidiaries.



                           DESCRIPTION OF COMMON STOCK

         Certain provisions of the Company's Certificate of Incorporation and By-Laws and Elizabethtown's Restated Certificate of Incorporation and Elizabethtown's indentures are summarized or referred to below. The summaries are merely an outline, do not purport to be complete, do not relate to or give effect to the provisions of statutory or common law, and are qualified in their entirety by express reference to such Certificates of Incorporation, By-Laws and indentures.

         The Company is authorized by its Certificate of Incorporation to issue 15,000,000 shares of Common Stock, without par value, of which 7,701,544 shares were issued and outstanding as of September 30, 1996. As of December 31, 1995, the Company has agreed to keep reserved for issuance 293,775 shares of Common Stock to satisfy the privileges of the Company's subordinated debentures which are convertible into Common Stock at a conversion price of $40.00 per share, subject to adjustment.

         The holders of Common Stock of the Company are entitled to receive dividends as and when declared by the Board of Directors of the Company out of funds legally available for dividends. Payment of common stock dividends by Elizabethtown (which currently constitutes the predominant source of cash from earnings available to the Company) is restricted by certain provisions of the eight indentures under which debentures of Elizabethtown are outstanding. At December 31, 1995, $7,753,084 of Elizabethtown's retained earnings were restricted under the most restrictive of these indenture provisions. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities. The holders of record of Common Stock are entitled to one vote for each share of such stock held by them. The holders of Common Stock have no cumulative voting, preemptive or conversion rights and are not subject to further calls or assessments by the Company. There are no redemption or sinking fund provisions applicable to the Common Stock. The Common Stock currently outstanding is, and the Common Stock offered pursuant to this Prospectus will be, fully paid and non-assessable.

         At the Annual Meeting of Shareholders on May 6, 1991, holders of the Company's Common Stock adopted an amendment to the Company's Certificate of Incorporation which provided for, among other things, a classified Board of Directors. Such amendment may only be amended or repealed by the affirmative vote of the holders of at least 80% of the Company's Common Stock. Also in May 1991, the Board of Directors approved revisions to the Company's By-Laws which provided for, among other things, certain notice requirements for business to be properly brought by shareholders before an annual or special meeting of shareholders, certain procedures for the nomination of directors by shareholders, the fixing of record dates with respect to action to be taken by shareholder vote or by written consent, and the calling of special meetings of shareholders pursuant to a vote of the Board of Directors, action by the Chairman or a request of shareholders holding at least 40% of the capital stock of the Company.

         The outstanding Common Stock of the Company is traded on the New York Stock Exchange. The Bank of New York is the Registrar and Transfer Agent for the Common Stock of the Company. The Bank of New York may use its wholly owned subsidiary, BNY Brokerage Inc., for trading activity relative to the Plan on behalf of the Plan Participants. BNY Brokerage, Inc. will receive a commission in connection with any such transactions it processes.

         On January 24, 1991, pursuant to a shareholders' rights plan adopted by the Company, the Board of Directors of the Company declared a dividend of one share purchase right (a "Right") for each outstanding share of Common Stock (the "Shares") of the Company. The dividend was paid on February 4, 1991 (the "Record Date") to the shareholders of record on that date. Generally, each share of Common Stock issued after the Record Date, including the shares of Common Stock offered hereby, carries one Right. Each Right entitles the registered holder to purchase from the Company 1/100th of one Share at a price of $.80 per 1/100th of one Share, subject to adjustment. Until the occurrence of certain specified events, including the acquisition by certain third parties of a large amount of Common Stock or attempts to acquire the Company, the Rights are not exercisable, have no dilutive effect, are evidenced by the certificates for the shares of the Company's Common Stock and will be transferred only with such securities. A more complete description of the Rights is set forth in the Company's Registration Statement on Form 8-A, as amended, and the exhibits thereto, which description has been incorporated by reference herein. See "Incorporation of Certain Information by Reference."


                                  LEGAL MATTERS

                  The legality of the Common Stock offered hereby has been passed upon for the Company by Walter M. Braswell, Esq., Secretary of the Company. As of September 30, 1996, Mr. Braswell owned approximately 8,283 shares of the Company's Common Stock.


                                     EXPERTS

                  The financial statements and the related financial statement schedules incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


                                 INDEMNIFICATION

                  New Jersey law permits, and the Company's By-Laws provide, that the Company shall, under certain circumstances, indemnify its directors and officers against liabilities, including liabilities arising under the Securities Act of 1933 (the "Securities Act"). Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or officers pursuant to the Company's By-Laws, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.*

         Securities and Exchange Commission filing fee...............$ 4,337
         New York Stock Exchange listing fee.........................  1,800
         Costs of printing and engraving.............................  2,000
         Legal fees and expenses..................................... 10,000
         Accounting fees and expenses................................  4,000
         Miscellaneous expenses......................................    863
                                                                         ---

                  Total..............................................$23,000
                                                                      =======

                          -----------------------------

         * All expenses except for the Securities and Exchange Commission filing fee are estimated.



Item 15.  Indemnification of Directors and Officers.

                  Article 3, Section 6 of the Company's By-Laws provides that the Company shall indemnify each director or officer of the Company and any person who, at the request of the Company, has served as a director, officer or trustee of another corporation in which the Company has a financial interest, against reasonable costs, expenses and counsel fees paid or incurred (including any judgments, fines or reasonable settlements exclusive of any amount paid to the Company in settlement) in connection with the defense of any action, suit or proceeding in which such person is named as a party by reason of having been such director, officer or trustee or by reason of any action taken or not taken in such capacity unless such director, officer or trustee is finally adjudged to have been derelict in the performance of his duties as director, officer or trustee. If any such action, suit or proceeding is settled or otherwise terminated as against such director, officer or trustee without a final determination on the merits and the Board of Directors of the Company shall determine that such director, officer or trustee has not in any substantial way been derelict in the performance of his duties as charged in such action, suit or proceeding, the Company shall indemnify such director, officer or trustee as aforesaid.

                  Such rights of indemnification are not exclusive of any rights to which a director or officer of the Company may have pursuant to statute or otherwise.

                  Section 14A:3-5 of the New Jersey Business Corporation Act (the "Act") gives a corporation the power, without a specific authorization in its certificate of incorporation or by-laws, to indemnify a corporate agent against expenses and liabilities incurred in connection with certain proceedings involving the corporate agent by reason of his being or having been such a corporate agent, provided that with regard to a proceeding other than one by or in the right of the corporation, the corporate agent must have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful. In any such proceeding, termination of a proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent does not of itself create a presumption that any such corporate agent failed to meet the above applicable standards of conduct. The indemnification provided by the Act does not exclude any rights to which a corporate agent may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders or otherwise. No indemnification, other than that required when a corporate agent is successful on the merits or otherwise in any of the above proceedings shall be allowed if such indemnification would be inconsistent with a provision of the certificate of incorporation, a by-law or a resolution of the board of directors or of the shareholders, an agreement or other proper corporate action in effect at the time of the accrual of the alleged cause of action which prohibits, limits or otherwise conditions the exercise of indemnification powers by the corporation or the rights of indemnification to which a corporate agent may be entitled.

                  The Company also has insurance policies which, among other things, provide officers and directors liability coverage, individually and in the aggregate up to a limit of $20 million within a 12-month period.

Item 16.  Exhibits.


Exhibit No.   Description

4(a)     -    Company's Certificate of Incorporation, as amended (filed as
              Exhibit 4(a) in Registration Statement No. 33-42509).*

4(b)     -    By-Laws of the Company,  as amended  (filed as Exhibit 3(b) in the
              Company's Form 10-K for the year ended December 31, 1992).*

4(c)     -    Rights  Agreement dated as of February 4, 1991 between the Company and the Rights Agent named therein (filed as Exhibit 4(n) in Registration Statement No. 33-38566).*

4(d)     -    Form  of  Common  Stock  Certificate  (filed  as  Exhibit  4(d) to
              Registration Statement No. 33- 61386).*

4(e)     -    E'town Corporation  Dividend  Reinvestment and Stock Purchase Plan
              (set forth in full in the Prospectus, to which reference is hereby made)

5        -    Opinion of Walter M. Braswell,  Esq., as to the  securities  being registered.

23(a)    -    Consent of Walter M. Braswell, Esq. (contained in Exhibit 5).

23(b)    -    Consent of Deloitte & Touche LLP, Independent Auditors.

24       -    Power of Attorney.

99       -    Form of Enrollment Form (filed as "Authorization Form," Exhibit 99 to  Registration  Statement No.  33-67992).*
 -----------------
* Incorporated by reference.



Item 17.  Undertakings.

      The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                       (i) To include any prospectus required by section
              10(a)(3) of the Securities Act of 1933;


                       (ii) To  reflect  in the  prospectus  any facts or events
              arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which,

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              individually or in the aggregate,  represent a fundamental  change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the
              "Calculation   of   Registration   Fee"  table  in  the  effective
              registration statement.

                       (iii) To include any material information with respect to
              the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

                       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westfield and State of New Jersey, on the 21st day of November, 1996.

                                            E'TOWN CORPORATION


                                            By /s/Walter M. Braswell
                                              ------------------------------
                                                  Walter M. Braswell
                                                  Secretary


                       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



Signature                              Title                        Date


/s/ Robert W. Kean, Jr.          Chairman Chief Executive    November 21, 1996
----------------------           Officer and Director
    Robert W. Kean, Jr.          Principal Executive
                                 Officer


/s/ Henry S. Patterson, II       President and Director      November 21, 1996
--------------------------
   Henry S. Patterson, II


/s/ Anne Evans Estabrook         Vice President and Director November 21,1996
------------------------
    Anne Evans Estabrook


/s/ Walter M. Braswell           Secretary                   November 21, 1996
----------------------
    Walter M. Braswell


/s/  Andrew M. Chapman           Chief Financial Officer     November 21, 1996
----------------------           and Treasurer (Principal
     Andrew M. Chapman           Financial Officer


/s/ Brendan T. Byrne             Director                    November 21, 1996
--------------------
    Brendan T. Byrne

/s/ Thomas J. Cawley             Director                    November 21, 1996
--------------------
    Thomas J. Cawley


/s/ John Kean                    Director                    November 21, 1996
-------------
    John Kean


/s/ Robert W. Kean, III          Director                    November 21, 1996
-----------------------
    Robert W. Kean, III


/s/ Anthony S. Cicatiello        Director                    November 21, 1996
-------------------------
    Anthony S. Cicatiello


/s/ Barry T. Parker              Director                    November 21, 1996
-------------------
    Barry T. Parker


/s/ Hugo  M. Pfaltz, Jr.         Director                    November 21, 1996
------------------------
    Hugo  M. Pfaltz, Jr.


/s/ Chester A. Ring, 3rd         Director                    November 21, 1996
------------------------
    Chester A. Ring, 3rd


*By /s/Walter M. Braswell                                    November 21, 1996
-------------------------
       Walter M. Braswell
        Attorney-in-fact

                                  EXHIBIT INDEX



Exhibit No.   Description

4(a)    -        Company's  Certificate of  Incorporation,  as amended (filed as
                 Exhibit 4(a) in Registration Statement No. 33-42509).*


4(b)    -        By-Laws of the  Company,  as amended  (filed as Exhibit 3(b) in the Company's Form 10-K for the year ended December 31, 1992).*


4(c)    -        Rights  Agreement  dated as of  February  4, 1991  between  the
                 Company and the Rights  Agent named  therein  (filed as Exhibit
                 4(n) in Registration Statement No. 33-38566).*


4(d)    -        Form of Common  Stock  Certificate  (filed as  Exhibit  4(d) to
                 Registration Statement No. 33-61386).*


4(e)    -        E'town  Corporation  Dividend  Reinvestment  and Stock Purchase
                 Plan (set forth in full in the Prospectus, to which reference is hereby made).


5       -        Opinion of Walter M. Braswell, Esq., as to the securities being registered.


23(a)   -        Consent of Walter M. Braswell, Esq. (contained in Exhibit 5).


23(b)   -        Consent of Deloitte & Touche LLP, Independent Auditors.


24      -        Power of Attorney.


99      -        Form of Enrollment Form (filed as "Authorization Form," Exhibit
                 99 to Registration Statement No. 33-67992).*


-----------------
*  Incorporated by reference.

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